Exhibit 4.16

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED JANUARY 10, 2020 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF

THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM D.F. KING & CO., INC., THE INFORMATION AGENT.

SINTX TECHNOLOGIES, INC.

Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights, each to purchase Units of SINTX Technologies, Inc., each unit consisting of one share of Series C Convertible Preferred Stock and 500 warrants to purchase shares of common stock of SINTX Technologies, Inc.

Subscription Price: $1,000.00 per Unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON _______ __, 2020,

SUBJECT TO EXTENSION OR EARLIER TERMINATION

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights (“Subscription Rights”) set forth above. Each Subscription Right entitles the holder thereof to subscribe for and purchase (the “Basic Subscription Right”) one Unit of SINTX Technologies, Inc., a Delaware corporation (the “Company”), at a subscription price of $1,000 per Unit (the “Subscription Price”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use Of Subscription Rights Certificates” accompanying this Subscription Rights Certificate. Each Unit consists of one share of Series C Convertible Preferred Stock, par value of $0.01, and 500 common stock warrants. Each warrant will be exercisable for one share of our common stock, par value of $0.01. Holders who fully exercise their Basic Subscription Rights are entitled to subscribe for additional Units that remain unsubscribed for as a result of any unexercised Basic Subscription Rights pursuant to the terms and conditions of the Rights Offering, subject to proration and stock ownership limitations, as described in the Prospectus (the “Over-subscription Privilege”). The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each Unit. If the subscriber attempts to exercise its Over-subscription Privilege and the Company is unable to issue the subscriber the full number of Units requested, the Subscription Agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar. Witness the seal of Sample Corporation and the signatures of its duly authorized officers.

Dated:

President, Chief Executive Officer	Corporate Secretary

COUNTERSIGNED AND REGISTERED:

By:
American Stock Transfer & Trust Company, LLC,
Subscription Agent and Registrar

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier: American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for Units pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign below. To subscribe for Units pursuant to your Over-subscription Privilege, please also complete line (b) and sign below. To the extent you subscribe for more Units than you are entitled under either the Basic Subscription Right or the Over-subscription Privilege, you will be deemed to have elected to purchase the maximum number of Units for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for ______________ Units x $1,000.00               = $_______________

   (no. of Units)                   (subscription price)      (amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full you may subscribe for additional Units pursuant to your Over-subscription Privilege:

I apply for ______________ Units x $1,000.00               = $_______________

   (no. of new Units)               (subscription price)   (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________

METHOD OF PAYMENT (CHECK ONE)

[ ]	Personal Check or bank draft payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

[ ]	Certified Check drawn on a U.S. Bank, payable to “American Stock Transfer & Trust Company, LLC, as Subscription Agent.”

[ ]	U.S. Postal Money Order, payable to “American Stock Transfer & Trust Company, LLC as Subscription Agent.”

[ ]	Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO SINTX Technologies, Inc., with reference to the rights holder's name.

SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of Units indicated above on the terms and conditions specified in the Prospectus. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the rights granted in the previous sentence.

Signature(s) of Subscriber(s):	Signature(s) of Subscriber(s):
Address:	Address:

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please print name and title of authorized signer.

FOR INSTRUCTIONS ON THE USE OF SAMPLE CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT D.F. King & Co., Inc., THE INFORMATION AGENT, AT (866) 620-2536.